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Exhibit 10.1

SPIRIT FINANCE CORPORATION

AMENDED AND RESTATED

2003 STOCK OPTION AND INCENTIVE PLAN

Dated March 18, 2005

SPIRIT FINANCE CORPORATION
AMENDED AND RESTATED
2003 STOCK OPTION AND INCENTIVE PLAN

        SPIRIT FINANCE CORPORATION, a Maryland corporation (the "Company"), adopts this Amended and Restated Spirit Finance Corporation 2003 Stock Option and Incentive Plan (the "Plan"), originally effective as of December 15, 2003, and amended and restated as of March 18, 2005, for the benefit of Employees, Consultants and Directors of the Company. This Plan amends and restates in its entirety the Corporation's 2003 Stock Option and Incentive Plan.

        The purposes of this Plan are (a) to recognize and compensate selected Employees, Consultants and Directors who contribute to the development and success of the Company and its Affiliates and Subsidiaries; (b) to maintain the competitive position of the Company and its Affiliates and Subsidiaries by attracting and retaining Employees, Consultants and Directors; and (c) to provide incentive compensation to Employees, Consultants and Directors based upon the Company's and/or Affiliate's and Subsidiary's performance.

ARTICLE I

DEFINITIONS

        Section 1.01. General.    Wherever the following initially capitalized terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

        "Affiliate" shall mean any entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

        "Award" shall mean the grant or award of Options, Restricted Common Shares, SARs, Performance Units or Equity Grants under this Plan.

        "Award Agreement" shall mean the agreement granting or awarding Options, Restricted Common Shares, SARs, Performance Units or Equity Grants. Such Award Agreement shall be executed by an officer of the Company and the Participant receiving such grant.

        "Award Limit" shall mean 500,000 Common Shares subject to Restricted Common Shares, SARs, Performance Units or Equity Grants awarded to a single Participant in any one Plan Year and 500,000 Common Shares subject to Options awarded to a single Participant in any one Plan Year.

        "Board" shall mean the Board of Directors of Spirit Finance Corporation, as comprised from time to time.

        "Cause" shall, except as otherwise defined in the Participant's Employment Agreement, mean (a) the conviction of the Participant of, or the entry of a plea of guilty or nolo contendere by the Participant to, a felony (not including a conviction, plea of guilty or nolo contendere arising solely under a statutory provision imposing criminal liability upon the Participant on a strict liability basis due to the Company offices held by the Participant, so long as any act or omission of the Participant with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board); (b) a willful breach of his duty of loyalty which is materially detrimental to the Company; (c) a willful failure to perform or adhere to explicitly stated duties that are consistent with the terms of his position with the Company, or the Company's reasonable and customary guidelines of employment or reasonable and customary corporate governance guidelines or policies, including without limitation any business code of ethics adopted by the Board, or to follow the lawful directives of the Board (provided such directives are consistent with the terms of the Participant's Employment Agreement), which, in any such case, continues for 30 days after written notice from the Board to the Participant; or (d) gross negligence or willful misconduct in the performance of the Participant's duties. No act, or failure to act, on the Participant's part will be deemed "gross negligence" or "willful misconduct" unless done, or omitted to be done, by the Participant not in good faith and without a reasonable belief that the Participant's act, or failure to act, was in the best interest of the Company. The Committee shall determine, in good faith, if a Participant has been terminated for Cause; provided, however, that if the Participant is a member of the Committee, such Participant shall not participate in the determination.

        "Change in Control" shall, except as otherwise defined in the Participant's Employment Agreement, mean the occurrence of any of the following events: (a) any person, entity or affiliated group, excluding the Company or any employee benefit plan of the Company, acquiring more than 50% of the then outstanding voting shares of the Company; (b) the consummation of any merger or consolidation of the Company into another company, such that the holders of the voting shares of the Company immediately after such merger or consolidation are less than 50% of the voting power of the surviving company or the parent of the surviving company; (c) the complete liquidation of the Company; (d) the sale or disposition of all or substantially all of the Company's assets, such that after the transaction, the holders of the voting shares of the Company immediately prior to the transaction is less than 50% of the voting securities of the acquiror or the parent of the acquiror; or (e) a majority of the Board votes in favor of a decision that a Change in Control has occurred.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute or law.

        "Committee" shall mean the Compensation Committee of the Board. If there is no Compensation Committee of the Board, "Committee" shall mean the Board.

        "Common Shares" shall mean the shares of common stock, par value $.01 per share, of the Company.

        "Company" shall mean Spirit Finance Corporation, a Maryland corporation, or any business organization which succeeds to its business. For purposes of this Plan, the term Company shall include, where applicable, the employer of the Employee or Consultant, including without limitation such other Affiliate or Subsidiary who employs the Employee or the Consultant.

        "Consultant" shall mean a professional or technical expert, consultant or independent contractor who provides services to the Company or an Affiliate or Subsidiary, and who may be selected to participate in the Plan.

        "Dividend Equivalents" shall mean dividend equivalents granted under Section 4.08 of this Plan.

        "Employee" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or an Affiliate or Subsidiary of the Company, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

        "Employment Agreement" shall mean the employment, consulting or similar contractual agreement entered into by the Employee or the Consultant, as the case may be, and the Company governing the terms of the Employee's or Consultant's employment with the Company, if any.

        "Equity Grants" shall mean cash, Common Shares or equity-based awards granted under Article IX of this Plan.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" of a share of Common Shares, as of a given date, shall be determined pursuant to Section 4.07.

        "Good Reason" shall only apply, and shall only have the meaning, as contained in the Participant's Employment Agreement. Any provision herein that relates to a Termination of Employment by the

Participant for Good Reason shall have no effect if there is no Employment Agreement or the Employment Agreement does not contain a provision permitting the Participant to terminate for Good Reason.

        "Grant Date" shall mean the date as of which an Award is granted.

        "Incentive Stock Option" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

        "Independent Director" shall mean a member of the Board who would not otherwise be classified as an Employee except for his or her position as a member of the Board.

        "Non-Qualified Stock Option" shall mean an Option which the Committee does not designate as an Incentive Stock Option.

        "144A Offering" means the 2003 private placement of Common Shares of the Company.

        "Option" shall mean an option to purchase Common Shares that is granted under Article IV of this Plan. An option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and Consultants shall be Non-Qualified Stock Options.

        "Option Period" shall have the meaning ascribed thereto in Section 11.09.

        "Participant" shall mean an Employee, Consultant or Director who has been determined as eligible to receive an Award pursuant to Section 3.02(a).

        "Performance Units" shall mean performance units granted under Article VIII of this Plan.

        "Permanent Disability" or "Permanently Disabled" shall mean that an individual is permanently and totally disabled if the person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A determination of Permanent Disability shall be made in good faith by the Committee.

        "Plan" shall mean the Spirit Finance Corporation 2003 Stock Option and Incentive Plan, as embodied herein and as amended from time to time.

        "Plan Year" shall mean the fiscal year of the Company.

        "Restricted Common Shares" shall mean Common Shares awarded under Article VI of this Plan.

        "Retirement" or "Retire" shall, except as otherwise defined in the Participant's Employment Agreement, mean an Employee's Termination of Employment with the Company on account of retirement under any formal retirement plan of the Company.

        "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

        "SAR" shall mean share appreciation rights awarded under Article VII of this Plan.

        "Section 162(m) Participant" shall mean any Employee the Committee designates to receive an Award whose compensation for the fiscal year in which the Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code, as determined by the Committee in its sole discretion.

        "Subsidiary" shall mean an entity in an unbroken chain beginning with the Company if each of the entities other than the last entity in the unbroken chain owns 50% or more of the total combined voting power of all classes of equity in one of the other entities in such chain.

        "Ten Percent Owner" shall mean a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of shares of the Company, or any Subsidiary. Whether a person is a Ten Percent Owner shall be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.

        "Termination of Employment" shall mean the date on which the employee-employer, contractual or similar relationship between a Participant and the Company is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination of employment by resignation, discharge, death, Permanent Disability or Retirement, but excluding (a) termination of employment where there is a simultaneous reemployment or continuing employment of a Participant by the Company or any Subsidiary or Affiliate; and (b) at the discretion of the Committee, termination of employment which results in a temporary severance of the employee-employer relationship. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to a Termination of Employment (subject to the provisions of any Employment Agreement between a Participant and the Company), including, but not limited to, all questions of whether particular leaves of absence constitute a Termination of Employment; provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer, contractual or similar relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

        "Director" shall mean a member of the Company's Board of Directors.

        "Vest," "Vested" or "Vesting" shall mean the percentage by which a Participant shall vest in his Award in accordance with his Award Agreement.

ARTICLE II

COMMON SHARES SUBJECT TO PLAN

  Section 2.01. Common Shares Subject to Plan.

          (a)   The Common Shares subject to an Award shall be shares of the Company's authorized but unissued, reacquired, or treasury Common Shares. The number of such shares which may be issued upon exercise of such Options or which may be granted as Restricted Common Shares or to which Awards may be subject is 4,100,000 in the aggregate. The maximum number of Awards related to shares representing Incentive Stock Options that may be granted under the Plan is 4,100,000.

          (b)   The maximum number of Common Shares which may be awarded to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, Common Shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of Common Shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option, both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit.

        Section 2.02. Add-back of Grants.    If any Award expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by this Plan, the number of Common Shares subject to such Award but as to which such Award or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.01. Shares of Common Shares which are delivered by the Participant or withheld by the Company upon the exercise of any Option or other award under this

Plan, in payment of the exercise price thereof, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.01. If any Common Shares granted pursuant to an Award permitted under the Plan is forfeited by the Participant, such Common Shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.01. Notwithstanding the provisions of this Section 2.02, no shares of Common Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code.

ARTICLE III

ELIGIBILITY; AWARDS; AWARD AGREEMENTS

        Section 3.01. Eligibility.    Any Employee, Consultant or Director selected to participate pursuant to Section 3.02 shall be eligible to participate in the Plan.

        Section 3.02. Awards.    The Committee shall determine which Employees, Consultants and/or Directors, other than members of the Committee, shall receive an Award, whether the Employee, Consultant or Director will receive Options, Restricted Common Shares, SARs, Performance Units or Equity Grants, whether the Option Grant shall be of Incentive Stock Options and/or Non-Qualified Stock options, and the number of Common Shares subject to such Award, in accordance with the terms of the Participant's Employment Agreement, if any. The Board shall determine the terms of any Award to the Committee, the number of Common Shares subject to such Award, whether the Committee shall receive Options, Restricted Common Shares, SARs, Performance Units or Equity Grants, and whether the Option Grant shall be of Incentive Stock Options and/or Non-Qualified Stock Options. Notwithstanding the foregoing, the terms and conditions of an Award intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

  Section 3.03. Provisions Applicable to Section 162(m) Participants.

          (a)   Notwithstanding anything in the Plan to the contrary, the Committee may grant Options, Restricted Common Shares, SARs, Performance Units and/or Equity Grants to a Section 162(m) Participant that Vest upon the attainment of performance targets for the Company which are related to one or more of the following performance goals: (i) pre-tax income; (ii) operating income; (iii) cash flow; (iv) earnings per share; (v) return on equity; (vi) return on invested capital or assets; (vii) cost reductions or savings; (viii) funds from operations (FFO); (ix) stock price; (x) sales or new investments funded; (xi) distributions to stockholders; (xii) dividend yield; and/or (xiii) such other identifiable and measurable performance objectives permissible by Section 162(m), as determined by the Committee and, if applicable, pursuant to the terms of a Participant's Employment Agreement and subject to Committee review and approval.

          (b)   To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee pursuant to a Participant's Employment Agreement and subject to Committee review and approval, shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the performance goal or goals applicable to the fiscal year or other designated fiscal period, (iii) establish the various targets and bonus amounts which may be earned for such fiscal year or other designated fiscal period, and (iv) specify the relationship between performance goals and targets and the amounts to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period. Following the completion of each fiscal year or other designated fiscal period, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period.

        Section 3.04. Award Agreement.    Upon the selection of an Employee, Consultant or Director to become a Participant and receive an Award, the Committee shall cause a written Award Agreement to be issued to such individual encompassing the terms and conditions of such Award, as determined by the Committee in its sole discretion; provided, however, that if applicable, the terms of such Award Agreement shall comply with the terms of such Participant's Employment Agreement, if any. Such Award Agreement shall provide for the exercise price for Options and SARs, the purchase price for Restricted Common Shares, the performance criteria for Performance Units, the exercisability and vesting schedule, payment terms and such other terms and conditions of such Award, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option that the Participant surrender for cancellation some or all of the unexercised Awards which have been previously granted to the Participant under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an Option price equal to or higher than the exercise price of such surrendered Option, may cover the same (or a lesser or greater) number of Common Shares as such surrendered Option or other Award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of Common Shares, price, exercise period or any other term or condition of such surrendered Award. Each Award Agreement shall be executed by the Participant and an officer or a director (other than the Participant) of the Company authorized to sign such Award Agreement and shall contain such terms and conditions that are consistent with the Plan, including but not limited to the exercisability and vesting schedule, if any, as the Committee in its sole discretion shall determine. All Awards shall be made conditional upon the Participant's acknowledgment, in writing in the Award Agreement or by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his beneficiaries and any other person having or claiming an interest under such Award.

ARTICLE IV

OPTIONS

        Section 4.01. Award Agreement for Option Grant.    Option grants shall be evidenced by an Award Agreement, pursuant to Section 3.04. Award Agreements evidencing options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

        Section 4.02. Option Price.    The price per share of the Common Shares subject to each Option shall be set by the Committee; provided, however, that such price shall be no less than the greater of the par value of a share of Common Shares or 50% of the Fair Market Value of a share of Common Shares on the date the Option is granted, and (a) in the case of Incentive Stock Options and Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than 100% of the Fair Market Value of a share of Common Shares on the date the Option is granted; (b) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary or parent corporation thereof

(within the meaning of Section 422 of the Code) such price shall not be less than 110% of the Fair Market Value of a share of Common Shares on the date the Option is granted; and (iii) in the case of Non-Qualified Stock Options granted to Independent Directors after the Company is subject to the Exchange Act, such price shall equal 100% of the Fair Market Value of a share of Common Shares on the date the Option is granted.

        Section 4.03. Qualification for Incentive Stock Options.    The Committee may only grant an Incentive Stock Option to an individual if such person is an Employee of the Company or an Employee of a Subsidiary.

        Section 4.04. Change in Incentive Stock Option Grant.    Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such Option from treatment as an Incentive Stock Option under Section 422 of the Code. To the extent that the aggregate Fair Market Value of Common Shares with respect to which Incentive Stock Options (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and all other Incentive Stock Option plans of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options to the extent of the excess above such limitation. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.04, the Fair Market Value of Common Shares shall be determined as of the time the Option with respect to such Common Shares is granted, pursuant to Section 4.07.

        Section 4.05. Option Term.    The term of an Option shall be set by the Committee in its discretion; provided, however, in the case of Incentive Stock Options, the term shall not be more than 10 years from the date the Incentive Stock Option is granted, or five years from such date if the Incentive Stock Option is granted to an Employee then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Such Incentive Stock Options shall be subject to Section 5.06, except as limited by the requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options.

  Section 4.06. Option Vesting.

          (a)   The period during which the right to exercise an Option in whole or in part vests in the Participant shall be set by the Committee and shall be as provided for in the Award Agreement. At any time after the grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an option Vests.

          (b)   In each Award Agreement, the Committee shall indicate whether the portion of the Options, if any, that remains nonvested upon the Participant's Termination of Employment with the Company are forfeited. In so specifying, the Committee may differentiate between the reasons for the Participant's Termination of Employment.

          (c)   Any Options which are not Vested upon the occurrence of a Change in Control, shall become 100% vested, unless the Award Agreement or the Participant's Employment Agreement explicitly provides otherwise.

        Section 4.07. Fair Market Value.    The Fair Market Value of a share of Common Shares as of a given date shall be (a) the average closing price of a share of Common Shares on the principal exchange on which shares of Common Shares are then trading, if any (or as reported on any composite index which includes such principal exchange), for the five trading days on which a trade of the Common Shares occurred immediately preceding such date; (b) if Common Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, either the average of (i) the closing sale price; or (ii) the mean between the closing representative bid and asked prices for the Common Shares on the five trading days immediately preceding such date as reported by NASDAQ or such successor quotation systems, as may be appropriate; or (c) if Common Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market value of a share of Common Shares as established by the Company acting in good faith. The Fair Market Value as determined by the Company in good faith and in the absence of fraud shall be binding and conclusive upon all parties hereto, and in any event the Participant agrees to accept and shall not challenge any determination of Fair Market Value made by the Company. If the Company subdivides (by split, dividend or otherwise) the Common Shares into a greater number of Common Shares, or combines (by reverse split or otherwise) the Common Shares into a smaller number of Common Shares after the Company shall have determined the Fair Market Value for the Common Shares subject to an Award (without taking into consideration such subdivision or combination) and prior to the consummation of the purchase, the Fair Market Value and number of Common Shares shall be appropriately adjusted to reflect such subdivision or combination, and the Company's good faith determination as to any such adjustment shall be binding and conclusive on all parties hereto.

        Section 4.08. Dividend Equivalents.    The Committee may grant Dividend Equivalents in connection with Options granted under the Plan. Dividend Equivalents may be paid currently or accrued as contingent obligations and may be payable in cash or shares of Common Shares and upon such terms as the Committee may establish, including, without limitation, the achievement of specific performance goals.

ARTICLE V

EXERCISE OF OPTIONS

        Section 5.01. Partial Exercise.    At any time and from time to time prior to the time when any exercisable option or portion thereof becomes unexercisable under the Plan or the Award Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional Common Shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a minimum number of Common Shares.

        Section 5.02. Manner of Exercise.    An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the Award Agreement:

          (a)   a written notice signed by the Participant or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion is being exercised, provided such notice complies with all applicable rules established by the Committee from time to time;

          (b)   such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, causing legends to be placed on Common Share certificates and issuing stop-transfer notices to agents and registrars;

          (c)   in the event that the Option shall be exercised pursuant to Section 11.01 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or portion thereof; and

          (d)   full payment (in cash or by a certified check) for the Common Shares with respect to which the Option or portion thereof is exercised, unless with the prior written consent of the Committee:

              (i)  payment, in whole or in part, is made through the delivery of shares of Common Shares owned by the Participant, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof;

             (ii)  payment, in whole or in part, is made through the surrender of shares of Common Shares then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof;

            (iii)  payment, in whole or in part, is made through the delivery of property of any kind which constitutes good and valuable consideration; or

            (iv)  payment is made through any combination of the consideration provided for in this Section 5.02(d).

        Section 5.03. Conditions to Issuance of Common Shares.    The Company shall not be required to issue or deliver any certificate or other indicia evidencing ownership of shares of Common Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

          (a)   the obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

          (b)   the lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience;

          (c)   the receipt by the Company of full payment for such Common Shares, including payment of any applicable withholding tax; and

          (d)   the Participant agreeing to the terms and conditions of the Plan and the Award Agreement.

        Section 5.04. Rights as Shareholders.    The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any Common Shares purchasable upon the exercise of any part of an Option unless and until certificates or other indicia representing such Common Shares have been issued by the Company to such holders.

        Section 5.05. Ownership and Transfer Restrictions.    The Committee, in its absolute discretion, may impose at the time of grant such restrictions on the ownership and transferability of the Common Shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the Award Agreement and may be referred to on the certificates or other indicia evidencing such Common Shares.

  Section 5.06. Limitations on Exercise of Options.

          (a)   Vested Incentive Stock Options may not be exercised after the earlier of (i) their expiration date; (ii) 12 months from the date of the Participant's death; (iii) 12 months from the date of the Participant's Termination of Employment by reason of his Permanent Disability; or (iv) the expiration of three months from the date of the Participant's Termination of Employment for any reason other than such Participant's death or Permanent Disability, unless the Participant dies within said three-month period; unless provided otherwise in the Employee's Employment Agreement. Leaves of absence for less than 90 days shall not cause a Termination of Employment for purposes of Incentive Stock Options, and Participant's qualifying for leave under the Family Medical Leave Act, the Uniformed Services Employment and Reemployment Rights Act or any similar statute or contract shall be considered continuously employed by the Company during such qualifying leaves for purposes of Incentive Stock Options.

          (b)   Non-Qualified Stock Options may be exercised up until their expiration date, unless the Committee provides otherwise in the Award Agreement.

ARTICLE VI

AWARD OF RESTRICTED COMMON SHARES

        Section 6.01. Award Agreement.    Awards of Restricted Common Shares shall be evidenced by an Award Agreement, pursuant to Section 3.04. Award Agreements evidencing Restricted Common Shares intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

  Section 6.02. Award of Restricted Common Shares.

          (a)   The Committee may from time to time, in its absolute discretion, consistent with this Plan:

              (i)  determine the aggregate number of Common Shares to be awarded as Restricted Common Shares to Participants;

             (ii)  determine the purchase price, if any, and other terms and conditions applicable to such Restricted Common Shares;

            (iii)  determine when the restrictions lapse; and

            (iv)  determine which Participants shall receive an Award of Restricted Common Shares and the amount of such Award, subject to Committee review and approval.

          (b)   The Committee may establish the purchase price, if any, and form of payment for Restricted Common Shares. If the Committee establishes a purchase price, the purchase price shall be no less than the par value of the Common Shares to be purchased, unless otherwise permitted by applicable state law.

          (c)   Upon the selection of a Participant to be awarded Restricted Common Shares, the Committee shall instruct the Secretary of the Company to issue such Restricted Common Shares and may impose such conditions on the issuance of such Restricted Common Shares as it deems appropriate.

          (d)   Restricted Common Share Awards shall vest pursuant to the Award Agreement.

        Section 6.03. Rights as Shareholders.    Upon delivery of the shares of Restricted Common Shares to the Participant or the escrow holder pursuant to Section 6.07, the Participant shall have, unless otherwise provided by the Committee in the Award Agreement, all the rights of an owner of Common Shares, subject to the restrictions and provisions of his Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Common Shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Shares shall be subject to the restrictions set forth in Section 6.04. Upon delivery of Restricted Common Shares to the escrow holder, it shall be structured so that no transfer of stock shall be deemed to have occurred within the meaning of Section 83 of the Code.

        Section 6.04. Restriction.    All shares of Restricted Common Shares issued under this Plan (including any Common Shares received by holders thereof with respect to shares of Restricted Common Shares as a result of stock dividends, stock splits or any other form of recapitalization, if any) shall at the time of grant, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall, in its sole discretion, determine, which restrictions may include, without limitation, restrictions concerning voting rights, transferability, Vesting, Company performance and individual performance; provided, however, that by action taken subsequent to the time Restricted Common Shares are issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Common Shares may not be sold or encumbered until all restrictions are terminated or expire.

        Section 6.05. Lapse of Restrictions.    The restrictions shall lapse in accordance with the terms of the Award Agreement. In the Award Agreement, the Committee shall indicate whether Restricted Common Shares then subject to restrictions are forfeited or if the restrictions shall lapse upon the Participant's Termination of Employment. In so specifying, the Committee may differentiate between the reasons for the Participant's Termination of Employment.

        Section 6.06. Repurchase of Restricted Common Shares.    The Committee may provide in the terms of the Award Agreement awarding Restricted Common Shares that the Company shall have call rights, a right of first offer and/or a right of refusal regarding Restricted Common Shares then subject to restrictions.

        Section 6.07. Escrow.    The Company may appoint an escrow holder or make other arrangements to retain physical custody of each certificate or control of each other indicia representing Restricted Common Shares until all of the restrictions imposed under the Award Agreement with respect to the Common Shares evidenced by such certificate expire or shall have been removed.

        Section 6.08. Legend.    In order to enforce the restrictions imposed upon shares of Restricted Common Shares hereunder, the Committee shall cause a legend or restrictions to be placed on certificates of Restricted Common Shares that are still subject to restrictions under Award Agreements, which legend or restrictions shall make appropriate reference to the conditions imposed thereby.

ARTICLE VII

SHARE APPRECIATION RIGHTS

        Section 7.01. Award Agreement for SARs.    Awards of SARs shall be evidenced by an Award Agreement, pursuant to Section 3.04. Award Agreements evidencing SARs intended to qualify as performance-based compensation as described in section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 162(m) of the Code.

        Section 7.02. General Requirements.    The Committee may grant SARs separately or in tandem with any Option (for all or a portion of the applicable Option). The Committee shall determine which Participants shall receive an Award of an SAR and the amount of such Award.

        Section 7.03. Base Amount.    The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the exercise price per share of the related Option or, if there is no related Option, the Fair Market Value of a share of Common Shares as of the date of grant of the SAR.

        Section 7.04. Tandem SARs.    Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of grant of the Incentive Stock Option and (i) the SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (ii) the SAR may be for no more than 100% of the spread (i.e. the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Common Shares subject to the underlying Incentive Stock Option at the time the SAR is exercised); (iii) the SAR may only be transferred when the underlying Incentive Stock Option is transferable, and under the same conditions; (iv) the SAR may be exercised only when the underlying Incentive Stock Option is eligible to be exercised; and (v) the SAR may be exercised only when there is a positive spread (i.e. when the Fair Market Value of the Common Shares subject to the Incentive Stock Option exceeds the exercise price of the Incentive Stock Option). In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Common Shares that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Common Shares covered by such Option shall terminate. Upon the exercise of the SARs, the related Option shall terminate to the extent of an equal number of shares of Common Shares.

  Section 7.05. SAR Exercisability.

          (a)   The period during which SARs in whole or in part become exercisable shall be set by the Committee and shall be as provided for in the Award Agreement. At any time after the grant of a SAR, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which the SAR becomes exercisable.

          (b)   In each Award Agreement, the Committee shall indicate whether the portion of the SAR, if any, that remains non-exercisable upon the Participant's Termination of Employment with the Company are forfeited. In so specifying, the Committee may differentiate between the reason for the Participant's Termination of Employment.

        Section 7.06. Value of SARs.    When a Participant exercises a SAR, the Participant shall receive in settlement of such SAR an amount equal to the value of the share appreciation for the number of SARs exercised payable in cash, Common Shares or a combination thereof as specified in the applicable Award Agreement. The share appreciation for a SAR is the amount by which the Fair Market Value of the underlying Common Shares on the date of exercise of the SAR exceeds the base amount of the SAR.

        Section 7.07. Form of Payment.    The Committee shall determine, consistent with the provisions of the Award Agreement, whether the appreciation in a SAR shall be paid in the form of cash, Common Shares or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Common Shares to be received, shares of Common Shares shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Common Shares are received upon exercise of a SAR, cash shall be delivered in lieu of any fractional Common Shares.

ARTICLE VIII

PERFORMANCE UNITS

        Section 8.01. Award Agreement for Performance Units.    Awards of Performance Units shall be evidenced by an Award Agreement, pursuant to Section 3.04. Award Agreements evidencing Performance Units intended to qualify as performance-based compensation as described in section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 162(m) of the Code.

        Section 8.02. General Requirements.    Each Performance Unit shall represent the right of the Participant to receive an amount based on the value of the Performance Unit if performance goals established by the Committee are met. A Performance Unit shall be based on the Fair Market Value of a share of Common Shares or such other measurement base as the Committee deems appropriate. The Committee shall determine and set forth in the Award Agreement the number of Performance Units to be granted and the requirements applicable to such Performance Units. The Committee shall determine which Participants shall receive an Award of a Performance Unit and the amount of such Award.

        Section 8.03. Performance Period and Performance Goals.    When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the "Performance Period"), performance goals applicable to the Performance Units ("Performance Goals") and such other conditions of the Award as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its Subsidiaries, the performance of Common Shares, individual performance or such other criteria as the Committee deems appropriate.

        Section 8.04. Payment With Respect to Performance Units.    At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met, the value of the Performance Units (if applicable), and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Common Shares or in a combination of the two, as determined by the Committee.

ARTICLE IX

OTHER EQUITY GRANTS

        Section 9.01. Award Agreement for Equity Grants.    Awards of Equity Grants shall be evidenced by an Award Agreement, pursuant to Section 3.04. Award Agreements evidencing Equity Grants intended to qualify as performance-based compensation as described in section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 162(m) of the Code.

  Section 9.02. Award of Equity Grants.

          (a)   The Committee may from time to time, in its absolute discretion, grant other types of stock-based awards (including the grant of unrestricted Common Shares), cash-based awards or other equity-based awards under the Plan. The Committee shall, in its absolute discretion, consistent with this Plan:

              (i)  Determine which Participants shall receive an Award of an Equity Grant;

             (ii)  Determine the type of stock-based, cash-based or equity-based award to be awarded as Equity Grants to Participants;

            (iii)  Determine the aggregate number of Common Shares, total cash amount, and/or other equity that will be applicable to such Equity Grants; and

            (iv)  Determine the terms and conditions of such Equity Grants and the timing of when any restrictions on such Equity Grants lapse.

ARTICLE X

ADMINISTRATION

        Section 10.01. Committee.    Except as otherwise provided herein, the Plan shall be administered by the Compensation Committee of the Board. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Company's Articles of Incorporation, bylaws, and with applicable law. The majority vote of the Committee, or for acts taken in writing without a meeting by the unanimous written consent of the members of the Committee, shall be valid acts of the Committee. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board.

        Section 10.02. Duties and Powers of Committee.    It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options or Restricted Common Shares are granted or awarded, and to adopt such rules for the administration, interpretation and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such Award under this Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.

        Section 10.03. Compensation; Professional Assistance; Good Faith Actions.    Unless otherwise determined by the Board, members of the Committee shall receive no compensation for their services. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan and any Awards made hereunder, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation, subject to any restrictions contained in the Company's articles of incorporation or bylaws, as each may be amended from time to time, or restrictions imposed by applicable law.

ARTICLE XI

MISCELLANEOUS PROVISIONS

        Section 11.01. Not Transferable.    No Award or any right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 11.01 shall prevent transfers by will or by the applicable laws of descent and distribution. The Committee shall not be required to accelerate the exercisabilty of an Award or otherwise take any action pursuant to a divorce or similar proceeding in the event Participant's spouse is determined to have acquired a community property interest in all or any portion of an Award. During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to the Participant under the Plan. After the death of the Participant, any exercisable portion of an Award, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement or other agreement, may be exercised by the Participant's personal representative or by any person empowered to do so under the deceased Participant's will or under the then applicable laws of descent and distribution.

  Section 11.02. Amendment, Suspension or Termination of This Plan.

          (a)   Except as otherwise provided in this Section 11.02, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee; provided, however, no action of the Board or the Committee may be taken that would otherwise require shareholder approval as a matter of applicable law, regulation or rule, without the consent of the shareholders. No amendment, suspension or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore made to the Participant, unless such right has been reserved in the Plan or the Award Agreement. No Award may be made during any period of suspension or after termination of this Plan. In no event may any Award be made under this Plan after the expiration of 10 years from the initial date the Plan is adopted by the Board.

          (b)   Notwithstanding the foregoing, the Board or the Committee may take any action necessary to comply with a change in applicable law, irrespective of the status of any Award as Vested or unvested, exercisable or unexercisable, at the time of such change in applicable law.

  Section 11.03. Changes in Common Shares or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

          (a)   In the event that the Committee determines, in its sole discretion, that any dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), on account of a recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar event, affects the Common Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of the following:

              (i)  the number and kind of Company shares with respect to which an Award may be made under the Plan;

             (ii)  the number and kind of Company shares subject to an outstanding Award; and

            (iii)  the exercise price or purchase price with respect to any Award.

          (b)   In the event of any transaction or event described in Section 11.03(a) or any unusual or non-recurring transactions or events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines, in its sole discretion, that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award, right or other award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

              (i)  The Committee may provide, either by the terms of the Award Agreement or by action taken prior to the occurrence of such transaction or event for (A) the purchase of any such Award for the payment of an amount of cash equal to the net amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable, payable, fully Vested or the restrictions lapsed; or (B) the replacement of such Award with other rights or property selected by the Committee.

             (ii)  The Committee may provide in the terms of such Award Agreement that the Award cannot be exercised after such event.

            (iii)  The Committee may provide, by the terms of such Award or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Award shall be exercisable, notwithstanding anything to the contrary in Section 4.06 or the provisions of such Award.

            (iv)  The Committee may provide, by the terms of such Award or by action taken prior to the occurrence of such transaction or event, that upon such event, such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Awards covering the shares of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

             (v)  The Committee may make adjustments in the number and type of shares of Common Shares subject to outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards, and rights and awards which may be granted in the future.

            (vi)  The Committee may provide either by the terms of an Award or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of the Award may be terminated, and some or all shares of such Award may cease to be subject to forfeiture or repurchase after such event.

          (c)   Subject to Section 11.07, the Committee may, in its sole discretion, at the time of Award, include such further provisions and limitations in any Award Agreement or certificate, as it may deem appropriate and in the best interests of the Company; provided, however, that no such provisions or limitations shall be contrary to the terms of the Participant's Employment Agreement or the terms of this Plan.

          (d)   Notwithstanding the foregoing, in the event of a transaction or event described in Sections 11.03(a) or any unusual or non-recurring transactions or events affecting the Company, no action pursuant to this Section 11.03 shall be taken that is specifically prohibited under applicable law, the rules and regulations of any governing governmental agency or national securities exchange, or the terms of the Participant's Employment Agreement.

        Section 11.04. Approval of Plan by Shareholders.    This Plan will be submitted for the approval of the Company's shareholders within 12 months after the date of the Board's initial adoption of this Plan. If the shareholders fail to approve this Plan, all Options granted hereunder shall be Non-Qualified Stock Options.

        Section 11.05. Continued Employment.    Nothing in this Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue his employment, consulting or similar relationship with the Company or an Affiliate, whether as an Employee, Consultant, Director or otherwise, or shall interfere with or restrict in any way the rights of the Company or an Affiliate, which are hereby expressly reserved, to discharge or terminate the relationship with any Participant at any time for any reason whatsoever, subject to the terms of any Employment Agreement entered into by the Participant and the Company.

        Section 11.06. Tax Withholding.    The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to the issuance, Vesting, exercise of any Award, or the lapse of restrictions on an Award. The Committee may, in its sole discretion and in satisfaction of the foregoing requirement, allow such Participant to elect to have the Company withhold shares of Common Shares otherwise issuable under such Award (or allow the return of shares of Common Shares) having a Fair Market Value equal to the minimum sums required to be withheld.

        Section 11.07. Forfeiture Provisions.    Pursuant to its general authority to determine the terms and conditions applicable to Awards, the Committee shall have the right to provide, in the terms of such Award, or to require the recipient to agree by separate written instrument, that the Award shall terminate and any unexercised portion of such Award (whether or not vested) shall be forfeited, if (i) a Termination of Employment occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award; (ii) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is adverse, contrary or harmful to the interests of the Company, as further defined by the Committee or as specified in the Participant's Employment Agreement; or (iii) the Company terminates the Employee with or without Cause.

        Section 11.08. Limitations Applicable to Section 16 Persons and Performance Based Compensation.     Notwithstanding any other provision of this Plan, any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act). To the extent permitted by applicable law, Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan to the contrary, any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

  Section 11.09. Restrictions.

          (a)   Except as otherwise provided for in the Award Agreement, upon any Termination of Employment, for a one-year period thereafter, the Company shall have the right, but not the obligation, to purchase all Common Shares awarded hereunder or acquired pursuant to an Award, for their Fair Market Value at the time of purchase by the Company. These rights shall be in addition to the right of first refusal pursuant to Section 11.09(b); provided, however, that in the event the Company decides not to exercise its rights pursuant to Section 11.09(b), the provisions of this Section 11.09(a) shall cease to apply with respect to those Common Shares that were offered to the Company and sold in accordance with the provisions of Section 11.09(b).

          (b)   Except as otherwise provided for in the Award Agreement, if an individual desires and is permitted to sell, encumber or otherwise dispose of shares of Common Shares awarded hereunder or acquired pursuant to an Award, the individual shall first offer the shares to the Company by giving the Company written notice disclosing: (i) the name of the proposed transferee of the Common Shares; (ii) the certificate number and number of shares of Common Shares proposed to be transferred or encumbered; (iii) the proposed price; (iv) all other terms of the proposed transfer; and (v) a written copy of the proposed offer. Within 60 days after receipt of such notice, the Company shall have the option to purchase all or part of such Common Shares same price and on the same terms as contained in such notice (the "Option Period"). In the event the Company does not exercise the option to purchase the Common Shares, as provided above, the individual shall have the right to sell, encumber or otherwise dispose of his shares of Common Shares on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within 30 days after the expiration of the Option Period. If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

          (c)   On and after the date a class of the Company's securities are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, the Company shall have no further right to purchase shares of Common Shares under this Section 11.09, and its limitations shall be null and void.

          (d)   Notwithstanding the foregoing, the Committee may require that a Participant execute any other documents it deems necessary or desirable with respect to any Common Shares distributed or purchased pursuant to this Plan.

        Section 11.10. Restrictive Legend.    All of the Common Shares now outstanding or hereafter issued and/or owned shall be held and transferred subject to the terms of the restrictions herein contained and every certificate representing a share of Common Shares shall contain the following legend until such time as all restrictions hereunder have lapsed: "These shares are held subject to the terms of a certain Company plan and such shares may only be transferred in accordance with the terms thereof. A copy of such plan is available at the office of the Company."

        Section 11.11. Blackout Periods.    Notwithstanding anything herein or in an Award Agreement to the contrary, the Committee may periodically restrict a Participant from exercising an Award during a reasonable period of time (a "Blackout Period") as determined to be in the best interests of the Company by the Committee. To the extent a Blackout Period begins prior to the expiration of the period in which an Award is exercisable and continues uninterrupted later than five business days prior to the expiration of the Award, the Committee shall extend the exercise period of the Award in a manner it deems equitable.

        Section 11.12. Effect of Plan Upon Option and Compensation Plans.    The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees, Consultants or Directors; or (b) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

        Section 11.13. Compliance With Laws.    This Plan, the granting and Vesting of Awards under this Plan and the issuance and delivery of shares of Common Shares and the payment of money under this Plan or under Awards awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        Section 11.14. Titles.    Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

        Section 11.15. Governing Law.    This Plan and any agreements hereunder shall be administered, interpreted and enforced under the laws of the state of Maryland, without regard to conflicts of laws thereof.

        I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Spirit Finance Corporation on March 18, 2005.

        Executed on this 18th day of March, 2005.

By	/s/ MORTON H. FLEISCHER Morton H. Fleischer, Chairman of the Board and Chief Executive Officer

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AMENDED AND RESTATED 2003 STOCK OPTION AND INCENTIVE PLAN